Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

POWER SOLUTIONS INTERNATIONAL, INC.

(f/k/a FORMAT, INC.)

(Amended and Restated as of April 29, 2011)

ARTICLE I

OFFICES

Section 1.1. Principal and Business Offices. Power Solutions International, Inc. (f/k/a Format, Inc.) (the “Corporation”) may have such principal and other business offices, either within or outside of the State of Nevada, as the Board of Directors of the Corporation (the “Board of Directors”) may designate or as the Corporation’s business may require from time to time.

Section 1.2. Registered Agent and Office. The Corporation’s registered agent may be changed from time to time by or under the authority of the Board of Directors. The address of the Corporation’s registered agent may change from time to time by or under the authority of the Board of Directors, or the registered agent. The business office of the Corporation’s registered agent shall be identical to the registered office. The Corporation’s registered office may, but need not be, identical with the Corporation’s principal office, if any, in the State of Nevada.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting. If no such place is designated by the Board of Directors, the place of meeting will be the principal business office of the Corporation. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held in any place, but may instead be held solely by means of electronic or telephonic communication, upon such guidelines as the Board of Directors shall determine, provided that such guidelines are consistent with Section 78.320 of the Nevada Revised Statutes, as the same may be from time to time amended (the “NRS”).

Section 2.2. Annual Meeting. Annual meetings of shareholders shall be held at such time and date as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which shareholders shall elect directors to hold office for the term provided in the Articles of Incorporation of the Corporation, as amended (the “Articles of Incorporation”), and conduct such other business as shall have been properly brought before the meeting.

Section 2.3. Special Meetings of Shareholders. Special meetings of the shareholders of the Corporation may be called and conducted only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors or at the request in writing of shareholders owning at least fifty percent (50%) of the entire capital stock of the Corporation issued and outstanding and entitled to vote. The business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice for the meeting transmitted to shareholders, which only shall be the purposes for which the meeting has been called by the Board of Directors or at the request of the shareholders of the Corporation in accordance with this Section 2.3.

Section 2.4. Notice of Shareholder Meetings.

(a) Except as otherwise required by the NRS, notice of any meeting of shareholders, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the shareholders entitled to vote at the meeting (if such date is different from the record date for determining shareholders entitled to notice of the meeting), and if such notice is being delivered in connection with a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting as of the record date for determining the shareholders entitled to notice of the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice of any such meeting shall be given in writing or by facsimile, electronic mail or other means of electronic transmission. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at the shareholder’s address as it appears on the records of the Corporation. If notice is given by facsimile transmission, notice is deemed to be given when directed to a number at which the shareholder has consented to receive notice. If notice is given by electronic mail, notice is deemed to be given when directed to an electronic mail address at which the shareholder has consented to receive notice, or if notice is given by posting on an electronic network together with separate notice to the shareholder of such specific posting, notice is deemed to be given upon the later of (a) such posting and (b) the giving of such separate notice. If notice is given by any other means of electronic transmission, notice is deemed to be given when directed to the shareholder.

(b) Notice given to shareholders by electronic mail, facsimile or other electronic transmission shall be effective, provided that notice is given by a form of electronic mail, facsimile or other electronic transmission consented to by the shareholder to whom the notice is given. Any such consent is revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver two consecutive notices to such shareholder by electronic mail, facsimile or electronic transmission, and (ii) such inability becomes known to the Secretary, any Assistant Secretary of the Corporation or the transfer agent for the Corporation or such other Person (as defined below) responsible for giving notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these Bylaws, “Person” shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government, or any department or agency thereof, or any other legal entity.

Section 2.5. Written Consent. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, only as permitted by, and in the manner provided in, the Articles of Incorporation.

Section 2.6. Fixing of Record Date. In order that the Corporation may determine the shareholders entitled to notice of any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted and which shall be (i) not more than sixty (60) nor less than ten (10) days before the date of a meeting, and (ii) not more than sixty (60) days prior to any other action. Such date shall also be the record date for determining the shareholders entitled to vote at such meeting; provided, however, that the Board of Directors may, as of the date it fixes the record date for determining the shareholders entitled to notice of the meeting, fix a record date for determining the shareholders entitled to vote at the meeting that is later than the record date for determining the shareholders entitled to notice of the meeting and is on or prior to the date of the meeting. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of shareholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote in accordance with the foregoing at the adjourned meeting.

Section 2.7. Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and, at least ten (10) days before every meeting of shareholders, make a complete list of the shareholders entitled to vote at the meeting (provided, however, that if the record date for determining the shareholders entitled to vote at the meeting on such issue is fewer than ten (10) days before the meeting date, the list shall reflect the shareholders entitled to vote at the meeting as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any shareholder that is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.8. Quorum and Adjournments. Unless otherwise provided by law or the Articles of Incorporation, at any meeting of shareholders, a majority of the votes that could be cast by the holders of the shares entitled to vote on the applicable matters before the meeting, present in person or represented by proxy, shall constitute a quorum at the meeting for such matters. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If such quorum is not present in person or represented by proxy at such meeting, the holders of a majority of the voting power of stock entitled to vote thereat, present in person or represented by proxy, may adjourn the meeting to another date, time or place (if any).

When a meeting is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the time and place (if any) thereof, and the means of remote communications (if any) by which shareholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting; provided, however, that if after the adjournment a new record date for shareholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.6, and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The shareholders present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal of such number of shareholders as may leave less than a quorum.

Section 2.9. Voting Rights. Unless otherwise provided in the Articles of Incorporation (including any certificate of designation forming a part thereof), each shareholder having voting power shall, at every meeting of the shareholders of the Corporation, be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such shareholder. At any meeting of the shareholders, every shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing, or by facsimile, electronic mail or any other means of electronic transmission permitted by the NRS filed in accordance with the procedure established for the meeting, but no proxy shall be voted on after three (3) years from its date, unless the proxy expressly provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or electronic transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used; provided that such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or electronic transmission. All voting may (except where otherwise required by law) be by a voice vote; provided, however, that upon demand therefor by a shareholder entitled to vote or by such shareholder’s proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting, count the votes, decide the results and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate appointed in advance of a meeting is able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by law shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

Section 2.10. Vote Required. At any meeting of shareholders duly called and held at which a quorum is present, (i) except to the extent otherwise required by the Articles of Incorporation or the NRS, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the shareholders, and (ii) each director shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting of the shareholders and entitled to vote on the election of directors.

Section 2.11. Presiding Over Meetings. The Chairman of the Board shall preside at all meetings of the shareholders; provided, that in the absence or inability to act of the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer (in that order) shall preside, and in their absence or inability to act, another person designated by the Board of Directors shall preside. The person presiding shall have the power to adjourn such meeting of shareholders to another date, time and place (if any). The Secretary of the Corporation shall act as secretary of each meeting of the shareholders; provided, however, that in the event of the Secretary’s absence or inability to act, the chairman of the meeting shall appoint a person who need not be a shareholder of the Corporation to act as secretary of the meeting.

Section 2.12. Conducting Meetings. Meetings of the shareholders shall be conducted in a fair manner but need not be governed by any prescribed rules of order. The presiding officer’s rulings on procedural matters shall be final. The presiding officer is authorized to impose reasonable time limits on the remarks of individual shareholders and to take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner.

ARTICLE III

DIRECTORS

Section 3.1. General Powers. The business and affairs of the Corporation shall be under the direction of, and managed by, the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not required by law, the Articles of Incorporation or these Bylaws to be done by the shareholders. Directors need not be residents of the State of Nevada or shareholders of the Corporation. The number of directors shall be determined in the manner provided in the Articles of Incorporation.

Section 3.2. Number and Tenure of Directors. The number and tenure of directors of the Corporation shall be determined as set forth in the Articles of Incorporation. Vacancies shall be filled in accordance with Section 3.4 hereof. Any director may resign at any time effective on giving written notice to the Chairman of the Board, the President or the Board of Directors and to the Secretary. Such notice may be given either in writing or by means of electronic transmission. Such resignation shall take effect at the time specified in such notice and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.3. Removal. Any or all of the directors may be removed from office only on the terms set forth, and in the manner provided, in the Articles of Incorporation.

Section 3.4. Vacancies. Any vacancies occurring in the Board of Directors and newly created directorships shall be filled in the manner provided in the Articles of Incorporation.

Section 3.5. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Nevada. The first meeting of each newly elected Board of Directors shall be held promptly following the adjournment of the annual meeting of the shareholders at the same place as such annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 3.6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and in such place, which may be within or without the State of Nevada, as shall from time to time be determined by the Board of Directors; provided, however, that the Board of Directors may determine that the meeting shall not be held in any place, but by means of remote communication.

Section 3.7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President of the Corporation on at least one day’s notice, either personally, or by mail, overnight courier, electronic mail, facsimile or other means of electronic transmission to each director. Special meetings shall be called by the Chairman of the Board, the Chief Executive Officer or the President in like manner and on like notice at the written request of a majority of the Board of Directors stating the purpose or purposes for which such meeting is requested. Notice of any meeting of the Board of Directors for which a notice is required may be waived in writing or by electronic transmission signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. Attendance of a director at any such meeting shall constitute a waiver of notice thereof, except where the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors for which a notice is required need be specified in the notice, or waiver of notice, of such meeting. The Chairman of the Board shall preside at all meetings of the Board of Directors.

In the absence of, or inability to act by, the Chairman of the Board, the Chief Executive Officer, if then a member of the Board of Directors, shall preside, and in the absence of, or inability to act by, the Chief Executive Officer, another director designated by the Board of Directors shall preside.

Section 3.8. Informal Action. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by facsimile, electronic mail or other means of electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filings shall be in paper form if the minutes are maintained in paper form or in electronic form if the minutes are maintained in electronic form.

Section 3.9. Participation by Conference Telephone. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

Section 3.10. Quorum; Voting. At all meetings of the Board of Directors, a majority of the then duly elected directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the NRS or the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time.

Section 3.11. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless such director’s dissent shall be entered in the minutes of the meeting or unless such director shall file such director’s written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.12. Compensation of Directors. In the discretion of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof, may be paid a stated salary or a fixed sum for attendance at each meeting of the Board of Directors or a committee thereof and may be awarded other compensation for their service as directors (or committee members). No such payment or award shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

COMMITTEES OF DIRECTORS

Section 4.1. Appointment and Powers. The Board of Directors may, by resolution passed by a majority of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member at any meeting of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation (including all powers and authority provided to the Board of Directors under the NRS, the Articles of Incorporation and these Bylaws), and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 4.2. Removal. Any member of any committee appointed by the Board of Directors, or the entire membership of such committee, may be removed, with or without cause, by the vote of a majority of the Board of Directors.

Section 4.3. Resignations. Any member of any committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman of the Board, the President or the Board of Directors and to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Such notice may be given either in writing or by means of electronic transmission. Such resignation shall take effect upon delivery or, if specified in the notice of resignation, at the time specified in such notice and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.4. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by the NRS.

ARTICLE V

WAIVER OF NOTICE

Section 5.1. Waiver. Whenever any notice is required to be given under the NRS or the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing or by electronic transmission, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders, directors or members of a committee of the Board of Directors need be specified in any written waiver of notice or any waiver given by electronic transmission.

Section 5.2. Attendance as Waiver of Notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and objects at the beginning of such meeting, to the transaction of any business because such meeting is not lawfully called or convened.

ARTICLE VI

OFFICERS

Section 6.1. Number and Qualifications. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also choose a Vice Chairman of the Board, one or more Assistant Secretaries and Assistant Treasurers and such additional officers as the Board of Directors may deem necessary or appropriate from time to time. Membership on the Board of Directors shall not be a prerequisite to the holding of any other office. Any number of offices may be held by the same person, unless the Articles of Incorporation or these Bylaws otherwise provide.

Section 6.2. Election. The Board of Directors at its first meeting after each annual meeting of shareholders shall elect the officers of the Corporation. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. The Board of Directors may also elect or appoint officers of the Corporation at any other meeting of the Board of Directors.

Section 6.3. Other Officers and Agents. The Board of Directors may choose such other officers and agents as it shall deem necessary or appropriate, which officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 6.4. Compensation of Officers. The Board of Directors shall have the authority to establish compensation of all officers for service to the Corporation. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that such officer is also a director of the Corporation.

Section 6.5. Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time, either with or without cause, by the affirmative vote of a majority of the directors then in office at any meeting of the Board of Directors. If a vacancy shall exist in any office of the Corporation, the Board of Directors may elect any person to fill such vacancy, such person to hold office as provided in Article VI, Section 6.1.

Section 6.6. The Chairman of the Board. The Chairman of the Board, if one is chosen, shall be chosen by the Board of Directors from among the members of the Board of Directors. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of

Directors, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 6.7. The Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall, in general, supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board of Directors. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders and, if the Chief Executive Officer is a director, at all meetings of the Board of Directors, and shall see that orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign bonds, mortgages, certificates for shares and other contracts and documents on behalf of the Corporation, whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by the NRS, the Board of Directors or these Bylaws to some other officer or agent of the Corporation. The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation, and the Chief Executive Officer’s decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation, subject only to the Board of Directors. The Chief Executive Officer shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 6.8. The President. Unless another party has been designated as Chief Operating Officer, the President shall be the Chief Operating Officer of the Corporation, responsible for the day-to-day active management of the business of the Corporation, under the general supervision of the Chief Executive Officer. In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by the NRS, the Board of Directors or these Bylaws to some other officer or agent of the Corporation. In general, the President shall perform all duties incident to the office of the President and such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

Section 6.9. The Chief Operating Officer. The Board of Directors shall designate whether the President or some other party shall be the Chief Operating Officer of the Corporation. If the President has not been designated as Chief Operating Officer, the Chief Operating Officer shall have such duties and responsibilities, under the general supervision of the President, as the President or the Board of Directors may from time to time prescribe.

Section 6.10. The Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time. The Board of Directors or the Chief Executive Officer may direct any assistant financial officer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each assistant financial officer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

Section 6.11. The Vice Presidents. In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (if there is more than one, in the order determined by the Board of Directors, or in the absence of such determination, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall perform such other duties and have such other powers as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe.

Section 6.12. The Secretary. At the direction of the Board of Directors, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the committees of the Board of Directors when required. The Secretary shall give, or cause to be given, or cause to be given notice of all meetings of the shareholders and meetings of the Board of Directors and shall perform such other duties as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary or an Assistant Secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

Section 6.13. The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe.

Section 6.14. The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of the Treasurer’s transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer’s office and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 6.15. The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Executive Officer, the President, the Chief Financial Officer or the Board of Directors may from time to time prescribe.

ARTICLE VII

CERTIFICATES OF STOCK, TRANSFERS AND RECORD DATES

Section 7.1. Form of Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that shares of some or all of any or all classes or series of its stock shall be uncertificated. Any such resolutions shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by (a) the Chairman of the Board, the Vice-Chairman of the Board or the President of the Corporation, and (b) the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer of the Corporation, certifying the number of shares owned by such holder in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of such class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 78.242 of the NRS, in lieu of the foregoing requirements, there may be set forth, on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Subject to the foregoing, certificates of stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe.

Section 7.2. Facsimile Signatures. Where a certificate is countersigned (i) by a transfer agent other than the Corporation or its employee or (ii) by a registrar other than the Corporation or its employee, any other signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the Corporation shall require and/or give the Corporation a bond in such sum as it may direct as indemnity, or other form of indemnity, against any claim that may be made against the Corporation or its transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.4. Transfers of Shares. All transfers of shares of the stock of the Corporation are subject to the terms, conditions and restrictions, if any, of the Articles of Incorporation. Transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof, or by such holder’s attorney thereunder authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer agent appointed as provided in Article VII, Section 7.5, and, if certificated shares, on surrender of the certificate or certificates for the shares properly endorsed and the payment of all transfer taxes thereon. The person in whose names shares of stock are registered on the books of the Corporation shall be considered the owner thereof for all purposes as regards the Corporation, but whenever any transfer of shares is made for collateral security, and not absolutely, that fact, if known to the Secretary, shall be stated in the entry of transfer. The Board of Directors may, from time to time, make any additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of shares of capital stock of the Corporation.

Section 7.5. Transfer Agents and Registrants. The Board of Directors may appoint one or more transfer agents and one or more registrars for the stock of the Corporation.

Section 7.6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise required by law.

ARTICLE VIII

CONFLICT OF INTERESTS

Section 8.1. Contract or Relationship Not Void. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, limited liability company, association or other organization in which one or more of its directors or officers are directors, officers, partners, members or managers or have a financial interest shall be void or voidable solely for this reason, or solely because such director or officer is present at, or participates in, the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director’s or officer’s vote is counted for such purpose, if:

(a)	the material facts of the director’s or officer’s relationship or interest to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors thereof, even though the disinterested directors be less than a quorum; or

(b)	the material facts of the director’s or officer’s relationship or interest and to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved by vote of the shareholders; or

(c)	the fact of the director’s or officer’s relationship or interest to the contract or transaction is not known to the director or officer at the time the transaction is brought before the Board of Directors or committee; or

(d)	the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

Section 8.2. Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation and the NRS, if any, may be declared by the Board of Directors at any regular or special meeting thereof, pursuant to law, out of funds legally available therefor. Dividends may be paid in cash, in property or in shares of capital stock or rights to acquire the same, subject to the provisions of the Articles of Incorporation and the NRS. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 9.2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 9.3. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first (31st) day of December of each year unless otherwise fixed by resolution of the Board of Directors.

Section 9.4. Stock in Other Corporations. Shares of any other corporation which may from time to time be held by this Corporation may be represented and voted at any meeting of shareholders of such corporation by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President of the Corporation, or by any proxy appointed in writing by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President of the Corporation, or by any other person or persons thereunto authorized by the Board of Directors. Shares of capital stock of any other corporation represented by certificates standing in the name of the Corporation may be endorsed for sale or transfer in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Corporation or by any other officer or officers thereunto authorized by the Board of Directors.

Section 9.5. Corporate Seal. The Corporation may have, but shall not be required to have, a corporate seal as shall be determined by the Secretary of the Corporation in the Secretary’s discretion. If a corporate seal is obtained, the seal shall contain the name of the Corporation and the words “Corporate Seal, Nevada”, and the use thereof shall be determined from time to time by the officer or officers executing and delivering instruments on behalf of the Corporation, provided that the affixing of a corporate seal to an instrument shall not give the instrument additional force or effect or change the construction thereof. The seal, if any, may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 9.6. Acquisition of Controlling Interest. The provisions of NRS 78.378 through 78.3793, inclusive, regarding the acquisition of a controlling interest, shall not apply to the Corporation.

ARTICLE X

AMENDMENTS

These Bylaws may be altered, amended or repealed, and new bylaws may be adopted, only in the manner provided in the Articles of Incorporation.

ARTICLE XI

INDEMNIFICATION

Section 11.1. Indemnification of Officers and Directors. The Corporation shall:

(a)	indemnify, to the fullest extent permitted by the Corporation, any present or former director of the Corporation, and may indemnify any present or former officer, employee or agent of the Corporation selected by, and to the extent determined by, the Board of Directors for indemnification, the selection and determination of which may be evidenced by an indemnification agreement, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person (a) is not liable pursuant to NRS 78.138, or (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful; and

(b)

indemnify any present or former director of the Corporation, and may indemnify any present or former officer, employee or agent of the Corporation selected by, and to the extent determined by, the Board of Directors for indemnification, the selection and determination of which may be evidenced by an indemnification agreement, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses (including amounts paid in settlement and attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person (a) is not liable pursuant to NRS 78.138, or (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation, or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper; and

(c)	indemnify any present or former director of the Corporation, and may indemnify any present or former officer, employee or agent of the Corporation selected by, and to the extent determined by, the Board of Directors for indemnification, the selection and determination of which may be evidenced by an indemnification agreement, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, to the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) or (b) of this Section 11.1, or in defense of any claim, issue or matter therein; and

(d)	make any indemnification under paragraph (a) or (b) of this Section 11.1 (unless ordered by a court or advanced pursuant to paragraph (e) below) only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent of the Corporation is proper in the circumstances. Such determination shall be made (1) by the stockholders of the Corporation; (2) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; and

(e)	pay expenses incurred by a present or former director, or by any present or former officer, employee or agent of the Corporation selected for indemnification by the Board of Directors in accordance with paragraph (a) or (b) of this Section 11.1, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that such director or officer is not entitled to be indemnified by the Corporation as authorized in Article XI herein; and

(f)

not deem the indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article XI exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise, for either an action in such person’s official capacity or an action in another capacity while holding such office or position, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to paragraph (e), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

(g)	have the right, power and authority to purchase and maintain insurance or make other financial arrangements (in accordance with NRS 78.752) on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against such person and liability and expenses incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability and expenses; and

(h)	continue the indemnification and advancement of expenses provided by, or granted pursuant to, Article XI herein as to a person who has ceased to be a director, officer, employee or agent of the Corporation, and the indemnification and advancement of expenses provided by, or granted pursuant to this Article XI shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11.2. Independent Legal Counsel.

If the determination as to entitlement of any present or former director, officer, employee or agent of the Corporation (each an “Indemnitee”) to indemnification pursuant to Section 11.1 is to be made by independent counsel, the independent counsel shall be selected as provided in this Section 11.2. The independent counsel shall be selected by the Indemnitee, and such Indemnitee must give prompt written notice to the Corporation advising it of the identity of the independent counsel so selected, unless such Indemnitee asks that independent counsel be selected by the Board of Directors. If the independent counsel is selected by the Board of Directors, the Corporation shall give prompt written notice to such Indemnitee setting forth the identity of the independent counsel. In either event, the Indemnitee or the Corporation, as the case may be, may, within ten days after the written notice of selection is received, deliver to the other party a written objection to the selection. These objections may be asserted only on the grounds that the independent counsel selected has represented the Corporation or such Indemnitee in the previous five years or is not experienced in corporate law, and the objection must set forth with particularity the factual basis of the assertion. Absent a proper and timely objection, the independent counsel so selected shall act as independent counsel. If within 20 days after submission by Indemnitee of a request for indemnification, no independent counsel has been selected and not objected to, either the Corporation or the Indemnitee may petition a court with jurisdiction over the parties for resolution of the objection and/or the appointment of such independent counsel by the Court. The Corporation shall pay the reasonable fees and expenses of independent counsel and fully indemnify and hold such independent counsel harmless against any and all expenses, claims, liabilities and damages arising out of or relating to this Article XI or the independent counsel’s engagement.

Section 11.3. Indemnification: Presumptions.

(a)	In determining whether an Indemnitee is entitled to indemnification under this Article XI, the Person or Persons making the determination shall presume that the Indemnitee is entitled to indemnification under this Article XI, and the Corporation shall have the burden of proof to overcome that presumption. Neither of the following is a defense to an action seeking a determination granting indemnification to an Indemnitee or creates a presumption that Indemnitee has not met the applicable standard of conduct: (i) the failure of the Corporation (including the Board of Directors or independent counsel) to have made a determination before the beginning of an action seeking a ruling that indemnification is proper nor (ii) an actual determination by the Corporation (including the Board of Directors or the independent counsel) that the Indemnitee has not met the applicable standard of conduct.

(b)	If the Person or Persons selected under this Article XI to determine whether an Indemnitee is entitled to indemnification has not made a determination within 90 days after receipt by the Corporation of the request for indemnification, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by the Indemnitee of a material fact or an omission of material fact necessary to make such Indemnitee’s statements made in connection with the request for indemnification materially misleading, or (ii) a final judicial determination that indemnification in such circumstance is expressly prohibited under applicable law. The 90-day period may be extended for a reasonable time, not to exceed 60 additional days, if the Person or Persons making such determination requires the additional time for obtaining or evaluating documents or information in connection therewith and delivers, no later than 10 days prior to the expiration of such original 90-day period, written notice of such extension to the Corporation and the Indemnitee.

(c)	The termination of any action, suit or proceeding or any claim therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere, does not (except as expressly provided elsewhere in this Article XI) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not meet any particular standard of conduct, did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that Indemnitee had reasonable cause to believe his conduct was unlawful.

(d)	In determining good faith for purposes of this Article XI, an Indemnitee shall be deemed to have acted in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation if such Indemnitee’s action is based on the records or books of account of the Corporation, including financial statements, or on information, opinions, reports or statements supplied to such Indemnitee by the directors or officers of the Corporation or other enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or the enterprise or on information or records given or reports made by an independent certified public accountant or by an appraiser or other expert.

(e)	The knowledge and actions or failures to act of any other director, officer, trustee, partner, member, fiduciary, agent or employee of the Corporation or other enterprise shall not be imputed to an Indemnitee for the purposes of determining such Indemnitee’s right to indemnification.

Section 11.4. Indemnification: Remedies of Indemnitee.

(a)	If a determination is made that an Indemnitee is not entitled to indemnification under this Article XI, any judicial proceeding begun pursuant to this Article XI must be conducted in all respects as a de novo trial or arbitration, on the merits, and such Indemnitee shall not be prejudiced by reason of any such adverse determination. In such a proceeding or arbitration, the Indemnitee shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving the Indemnitee is not entitled to be indemnified. The Corporation may not refer to, or introduce into evidence, any determination made pursuant to this Article XI adverse to the Indemnitee for any purpose. If the Indemnitee begins a judicial proceeding or arbitration seeking indemnification, the Indemnitee is not required to reimburse the Corporation for any advances until a final determination is made with respect to the Indemnitee’s right to indemnification, after all rights of appeal have been exhausted or lapsed.

(b)	If it has been determined in accordance with paragraph (d) of Section 11.1, or otherwise pursuant to a judicial proceeding in accordance with this Article XI, that an Indemnitee is entitled to indemnification, the Corporation is bound by that determination in any judicial proceeding commenced by the Indemnitee seeking to compel such indemnification by the Corporation, absent (i) a misstatement by the Indemnitee of a material fact or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading in connection with the request for indemnification or (ii) a prohibition of the indemnification under applicable law. In any proceeding commenced by the Indemnitee seeking indemnification, the Corporation shall be precluded from asserting that the procedures and presumptions of this Article XI are not valid, binding and enforceable and must stipulate that the Corporation is bound by all the provisions of this Article XI.

(c)	A Corporation shall advance to the Indemnitee, the Indemnitee’s expenses incurred in connection with any judicial proceeding brought by the Indemnitee to enforce his right for indemnification or to recover advances under any insurance policy maintained for the benefit of the Indemnitee, within 10 days after the Corporation’s receipt of a request by, or on behalf of, the Indemnitee and an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that such Indemnitee is not entitled to such indemnification, advance or insurance recovery.

Section 11.5. Indemnification: Miscellaneous.

No amendment, alteration or repeal of this Article XI shall limit or restrict, or shall be deemed to limit or restrict, any right of the Indemnitee under this Article XI with respect to any action taken before the amendment, alteration or repeal. If a change in applicable law permits greater indemnification than that which would be afforded under this Article XI, it is the intent of the Corporation that the Indemnitee shall enjoy by this Section 11.5 the greater benefits so afforded.